SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) October 23, 2007
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02	Results of Operations and Financial Condition
     On October 23, 2007, the Registrant announced its consolidated financial results for the quarter ended September 30, 2007. A copy of the Registrant’s earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

October 23, 2007

3

OCTOBER 23, 2007	Contact:	Anthony Farina
WILMINGTON, Del.		302-774-4005
Anthony.R.Farina@usa.dupont.com
DUPONT DELIVERS STRONG EARNINGS GROWTH IN THIRD QUARTER 2007
Highlights
•	Third quarter 2007 earnings per share were $0.56 versus $0.52 in the third quarter 2006. Excluding significant items, earnings per share increased 20 percent to $0.59 in the current quarter from $0.49 in the third quarter 2006.
•	Sales rose 6 percent to $6.7 billion. Excluding portfolio changes, sales grew 7 percent, reflecting 3 percent volume growth, 2 percent higher local selling prices and 2 percent currency benefit.
•	Strong revenue growth in all segments outside the United States more than offset lower U.S. demand.
•	Fixed costs as a percentage of sales improved 90 basis points from the prior-year quarter.
•	Segment pre-tax operating income margin increased to 14.2 percent from 13.3 percent in the prior-year quarter, excluding significant items.
•	DuPont now expects full year 2007 earnings to be $3.15 to $3.20 per share versus its previous outlook of about $3.15 per share, excluding significant items.
     “DuPont generated solid operating leverage and 20 percent earnings per share growth in the third quarter,” said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. “We increased sales outside the U.S. 11 percent and grew worldwide Agriculture & Nutrition segment sales 21 percent. Our performance reflects the concentrated actions of our employees to execute our growth strategies and productivity initiatives, which overcame the challenges of higher cost ingredients and lower U.S. demand.”

Global Consolidated Sales
     Consolidated net sales increased 6 percent to $6.7 billion in the quarter. Excluding portfolio changes, sales grew 7 percent and sales generated outside the U.S. were 64 percent of total consolidated net sales. Volume rose 6 percent outside the U.S., with significant growth in Latin America, led by the Agriculture & Nutrition segment. A summary of third quarter 2007 worldwide and regional sales performance, excluding portfolio changes, is shown in the table below.

	Three Months Ended
	September 30, 2007		Percentage Change Due to:
			Local
			Currency	Currency
(Dollars in billions)	$	% Change*	Price	Effect	Volume*
U.S.	$2.4	(1)%	1	—	(2)
Europe	1.9	11	2	6	3
Asia Pacific	1.3	7	1	2	4
Canada & Latin America	1.1	22	3	3	16
Total Consolidated Sales	$6.7	7%	2	2	3

*	Excludes portfolio changes
Net Income and Earnings Per Share
     Net income for the third quarter 2007 was $526 million, or $0.56 per share including a $0.03 per share litigation charge. Third quarter 2006 net income was $485 million, or $0.52 per share including a $0.03 per share benefit for insurance recoveries.

     The table below shows the variances in third quarter 2007 earnings per share (EPS) versus third quarter 2006:

EPS Analysis

EPS
3rd Quarter 2006	$.52
Insurance recoveries	(.03)

3rd Quarter 2006 EPS excluding significant items	.49
Local prices	.09
Variable costs*	(.12)
Volume	.04
Fixed costs*	(.03)
Currency	.05
Pharmaceuticals	.02
Exchange Gain & Interest Expense	.02
Tax	.00
Other	.03

3rd Quarter 2007 EPS excluding significant items	.59
Litigation Reserve	(.03)

3rd Quarter 2007	$.56

*	Excludes volume and currency impact
     The $0.03 per share variance in Fixed costs, noted above, includes about $0.04 per share from growth investments to accelerate biotech research and development, expand global sales coverage in seeds, and increase future production capacity, partially offset by a $0.01 per share benefit from cost reduction projects in excess of inflation. The $0.03 per share variance in Other, noted above, is principally related to a benefit of $0.02 in the Agriculture & Nutrition segment resulting from a contract termination payment received in 2007.

Business Segment Performance
     Segment pre-tax operating income (PTOI) for the third quarter 2007 grew 2 percent to $916 million from $900 million in the third quarter 2006. Excluding significant items from the prior-year third quarter, segment PTOI increased 12 percent from $850 million.
     Segment sales (excluding portfolio changes), PTOI, and related variances versus the third quarter 2006 are shown in the following tables:

SEGMENT SALES*	Three Months Ended		Percentage Change
(Dollars in billions)	September 30, 2007		Due to:
			USD
	$	% Change**	Price	Volume**
Agriculture & Nutrition	1.1	21	10	11
Coatings & Color Technologies	1.6	3	3	—
Electronic & Communication Technologies	0.9	5	—	5
Performance Materials	1.7	5	7	(2)
Safety & Protection	1.4	6	2	4

*	Segment sales include transfers
**	Excludes portfolio changes

PRE-TAX OPERATING INCOME/(LOSS)
(Dollars in millions)	Three Months Ended September 30,
			% Change
	2007	2006	vs. 2006
Agriculture & Nutrition	$(96)	$(154)	38%
Coatings & Color Technologies*	204	281	(27)
Electronic & Communication Technologies	138	132	5
Performance Materials	196	169	16
Pharmaceuticals	237	210	13
Safety & Protection*	313	293	7
Other*	(76)	(31)	n.m.

	$916	$900	2%

*	See Schedule B for significant items
Agriculture & Nutrition
•	Sales grew 21 percent to $1.1 billion due to strong performance in international seeds. Volume grew 11 percent and USD selling prices increased 10 percent. Significant global gains in seed corn, soybeans and canola, as well as strong fungicide sales in Latin America and Europe more than offset weak chemical sales in North America.
•	PTOI improved 38 percent to a seasonal loss of $96 million. Excluding $25 million of income resulting from a contract termination payment received in 2007, PTOI improved 21 percent with strong sales in Latin America and Europe and restructuring benefits offset by reinvestments in the company’s seed business.

Coatings & Color Technologies
•	Sales increased 2 percent to $1.6 billion. Excluding the impact of a divested business, sales grew 3 percent. Titanium dioxide and coatings sales growth in Asia Pacific and Latin America was largely offset by continued weak U.S. markets.
•	PTOI was $204 million, compared with $281 million in the prior-year quarter. Excluding a $43 million insurance recovery in the prior year, PTOI declined 14 percent. Improved earnings in automotive OEM coatings were more than offset by lower sales into the U.S. markets.
Electronic & Communication Technologies
•	Sales grew 5 percent to $935 million primarily due to volume growth in fluoroproducts and packaging graphics and pass-through of higher metals prices. Demand for electronic materials, particularly for the cell phone and semiconductor supply chains, improved in the latter part of the quarter.
•	PTOI increased 5 percent to $138 million reflecting revenue growth and fixed cost control, partially offset by higher variable costs. Earnings growth was led by packaging graphics.
Performance Materials
•	Sales grew 6 percent to $1.7 billion. Excluding a portfolio change, sales grew 5 percent primarily due to higher USD selling prices. These gains were partially offset by lower volume, principally related to the automotive market, effects of Hurricane Humberto at the company’s Orange, Texas facility and ingredient supply constraints. Sales were strong in Europe and Latin America.
•	PTOI increased 16 percent to $196 million reflecting broad-based strength across the segment’s primary product lines.
Safety & Protection
•	Sales grew 2 percent to $1.4 billion. Excluding a portfolio change, sales grew 6 percent reflecting strong sales in the Kevlar®, Nomex®, Tyvek® and specialty chemical products in spite of a weak U.S. residential housing market.
•	PTOI was $313 million, compared to $293 million in the prior-year quarter. Excluding a $7 million insurance recovery in the prior year, PTOI increased 9 percent reflecting the strength in Kevlar® and Nomex® product lines and solid demand for Tyvek® in multiple markets.
     Additional information on segment performance is available on the DuPont Investor Center website at www.dupont.com.
Share Repurchase Program Update
     In the third quarter 2007, the company repurchased 22.9 million shares of its stock for $1.1 billion as the final step in completing the $5 billion share repurchase program announced in October 2005. Under this program, the company repurchased 112.8 million shares, or about 11 percent of the diluted shares outstanding in October 2005.

Outlook
     DuPont updated its outlook for full-year 2007 earnings per share from about $3.15 to a range of $3.15 to $3.20, excluding the $0.09 per share charge for significant items in the year-to-date results. For the fourth quarter 2007, the company expects strong sales growth outside the United States will continue to exceed the effect of lower demand from U.S. housing and auto markets. The company anticipates PTOI to grow substantially from last year’s fourth quarter, reflecting continued execution of its growth strategies and productivity initiatives partially offset by higher ingredient costs. Net Income growth is expected to be tempered by a much higher base tax rate in the fourth quarter versus the prior year.
     DuPont’s 2008 outlook is positive. The company expects strong revenue growth in emerging markets and anticipates significant earnings growth in its Agriculture & Nutrition segment. New product acceleration efforts and continued cost and capital productivity gains across the company are expected to be additional contributing factors. This positive outlook is moderated by potentially lower demand from U.S. housing and automotive markets and the uncertainty of ingredient costs. The company’s current outlook is to grow 2008 earnings per share about 5 to 10 percent from its anticipated 2007 earnings of $3.15 to $3.20 per share before significant items.
     The company generated 11 percent earnings per share growth before significant items in the first nine months of the year.
     “This performance places us firmly on track to achieve our 2007 outlook and sets the stage for continued growth in 2008,” Holliday said. “While uncertainties remain in the global economy, we are confident in our ability to deliver solid earnings growth next year.
     “Looking beyond 2008, DuPont is well positioned to capitalize on exciting growth opportunities in markets such as energy efficiency, agriculture productivity, renewable energy, and safety and security,” Holliday said. “We have aligned our research and development investments with these growth opportunities and are positioned to deliver attractive returns in these fast growing markets with a strong pipeline of new technologies and products.”
Use of Non-GAAP Measures
     Management believes that measures of income excluding significant items (“non-GAAP” information) are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedule D.

About DuPont
     DuPont is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.
Forward-Looking Statements: This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations.
# # #
10/23/07

E. I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts )
SCHEDULE A

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net sales	$6,675	$6,309	$22,395	$21,145
Other income, net (a)	365	336	1,045	1,002

Total	7,040	6,645	23,440	22,147
Cost of goods sold and other operating charges (b), (c), (d), (e)	5,115	4,762	16,216	15,326
Selling, general and administrative expenses	797	756	2,512	2,400
Amortization of intangible assets	53	57	163	172
Research and development expense	332	320	979	961
Interest expense	113	114	320	347

Total	6,410	6,009	20,190	19,206
Income before income taxes and minority interests	630	636	3,250	2,941
Provision for income taxes (a)	102	151	802	661
Minority interests in earnings of consolidated subsidiaries	2	—	5	3

Net income	$526	$485	$2,443	$2,277

Basic earnings per share of common stock	$0.57	$0.52	$2.64	$2.46

Diluted earnings per share of common stock	$0.56	$0.52	$2.61	$2.44

Dividends per share of common stock	$0.37	$0.37	$1.11	$1.11

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	921,105,750	922,023,399	922,957,576	921,620,506
Diluted	929,316,177	927,231,880	931,774,150	928,809,510
(a), (b), (c), (d), (e) See Notes to Schedules of Significant Items for additional information.

E. I. du Pont de Nemours and Company
Schedules of Significant Items
(Dollars in millions, except per share amounts )
SCHEDULE B
SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2007	2006	2007	2006	2007	2006
1st Quarter — Total	$(52)	$(128)	$(52)	$(50)	$(0.06)	$(0.05)

2nd Quarter — Total	$—	$—	$—	$31	$—	$0.03

3rd Quarter:
Litigation related item (b)	(40)	—	(26)	—	(0.03)	—
Insurance recoveries (d)	—	50	—	33	—	0.03

3rd Quarter — Total	$(40)	$50	$(26)	$33	$(0.03)	$0.03

Year-to-date — Total	$(92)	$(78)	$(78)	$14	$(0.09)	$0.01

SIGNIFICANT ITEMS BY SEGMENT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Agriculture & Nutrition	$—	$—	$—	$—
Coatings & Color Technologies (d), (e)	—	43	—	(92)
Electronic & Communication Technologies	—	—	—	—
Performance Materials (c)	—	—	(52)	—
Safety & Protection (d)	—	7	—	7
Textiles & Interiors	—	—	—	—
Other (b)	(40)	—	(40)	—

Total (excluding Corporate)	$(40)	$50	$(92)	$(85)

(b), (c), (d), (e) See Notes to Schedules of Significant Items for additional information.

E. I. du Pont de Nemours and Company
Notes to Schedules of Significant Items
(Dollars in millions, except per share amounts )

(a)	Year-to-date 2006 includes benefits for the reversal of accrued interest of $7 ($4 after-tax) in Other income, net and the reversal of $44 of income taxes associated with favorable settlement of certain prior-year tax contingencies which had been previously reserved. Year-to-date 2006 also includes a tax benefit of $31 associated with an increase in the deferred tax assets of a European subsidiary for a tax basis investment loss recognized on the local tax return.

(b)	Third quarter and year-to-date 2007 includes a $40 charge in Cost of goods sold and other operating charges for existing litigation in the Other segment relating to a discontinued business.

(c)	Year-to-date 2007 also includes a net $52 charge in Cost of goods sold and other operating charges for existing litigation in the Performance Materials segment in connection with the elastomers antitrust matter.

(d)	Third quarter and year-to-date 2006 includes a $50 benefit in Cost of goods sold and other operating charges resulting from initial insurance recoveries relating to the damage suffered from Hurricane Katrina in 2005. Pretax amounts by segment were: $43 — Coatings & Color Technologies and $7 — Safety & Protection.

(e)	Year-to-date 2006 includes a restructuring charge of $135 in the Coatings & Color Technologies segment in connection with the company’s plans to close and consolidate certain manufacturing and laboratory sites. Cost of goods sold and other operating charges includes employee separation charges, primarily in Europe and the U.S., for approximately 1,300 employees and other exit costs.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
SEGMENT SALES (1)	2007	2006 (2)	2007	2006 (2)
Agriculture & Nutrition	$1,067	$885	$5,591	$4,994
Coatings & Color Technologies	1,649	1,612	4,909	4,715
Electronic & Communication Technologies	935	892	2,834	2,719
Performance Materials	1,651	1,559	4,919	4,656
Safety & Protection	1,408	1,385	4,244	4,158
Other	43	47	136	141

Total Segment sales	$6,753	$6,380	$22,633	$21,383
Elimination of transfers	(78)	(71)	(238)	(238)

Consolidated net sales	$6,675	$6,309	$22,395	$21,145

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
PRETAX OPERATING INCOME/(LOSS) (PTOI) (3)	2007	2006 (2)	2007	2006 (2)
Agriculture & Nutrition	$(96)	$(154)	$983	$873
Coatings & Color Technologies	204	281	624	530
Electronic & Communication Technologies	138	132	438	460
Performance Materials	196	169	573	515
Pharmaceuticals	237	210	703	579
Safety & Protection	313	293	922	869
Other	(76)	(31)	(169)	(119)

Total Segment PTOI	$916	$900	$4,074	$3,707
Exchange (losses) and gains (4)	(30)	(3)	(50)	5
Corporate expenses & net interest	(256)	(261)	(774)	(771)

Income before income taxes and minority interests	$630	$636	$3,250	$2,941

(1)	Sales for the reporting segments include transfers.

(2)	Certain reclassifications of 2006 segment data have been made to reflect changes in organizational structure for 2007.

(3)	Refer to the Notes to Schedules of Significant Items for additional information.

(4)	Net after-tax exchange activity for the three and nine months ended September 30, 2007 was a gain of $8 and a loss of $17, respectively. For the three and nine months ended September 30, 2006, the net after-tax exchange activity were losses of $7 and $19, respectively. Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D
Summary of Earnings Comparisons

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
	2007	2006	Change	2007	2006	Change
Segment PTOI	$916	$900	2%	$4,074	$3,707	10%
Significant Items (benefit)/charge included in PTOI (per Schedule B)	40	(50)		92	85

Segment PTOI excluding Significant Items	$956	$850	12%	$4,166	$3,792	10%

Net Income	$526	$485	8%	$2,443	$2,277	7%
Significant Items (benefit)/charge included in Net Income (per Schedule B)	26	(33)		78	(14)

Net Income excluding Significant Items	$552	$452	22%	$2,521	$2,263	11%

EPS	$0.56	$0.52	8%	$2.61	$2.44	7%
Significant Items (benefit)/charge included in EPS (per Schedule B)	0.03	(0.03)		0.09	(0.01)

EPS excluding Significant Items	$0.59	$0.49	20%	$2.70	$2.43	11%

Average number of diluted shares outstanding	929,316,177	927,231,880	0.2%	931,774,150	928,809,510	0.3%
Calculation of Segment PTOI as a Percent of Segment Sales

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
	2007	2006	Change	2007	2006	Change
Segment PTOI excluding Significant Items	$956	$850	12%	$4,166	$3,792	10%
Segment sales	$6,753	$6,380	6%	$22,633	$21,383	6%
Segment PTOI as a percent of segment sales	14.2%	13.3%		18.4%	17.7%

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Reconciliations of Adjusted EBIT / Adjusted EBITDA to Consolidated Income Statement

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Income before income taxes and minority interests	$630	$636	$3,250	$2,941
Less: Minority interest in earnings of consolidated subsidiaries (1)	(3)	(1)	(7)	(4)
Add: Net interest expense (2)	104	108	292	312

Adjusted EBIT	731	743	3,535	3,249
Add: Depreciation and amortization (3)	331	343	1,003	1,014

Adjusted EBITDA	$1,062	$1,086	$4,538	$4,263

(1)	Excludes income taxes.

(2)	Includes interest expense plus amortization of capitalized interest less interest income.

(3)	Excludes amortization of capitalized interest.
Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Total charges and expenses — consolidated income statements	$6,410	$6,009	$20,190	$19,206
Remove:
Interest expense	(113)	(114)	(320)	(347)
Variable costs (1)	(3,332)	(3,124)	(10,856)	(10,066)
Significant Items — benefit/(charge) (2)	(40)	50	(92)	(85)

Fixed costs	$2,925	$2,821	$8,922	$8,708
Consolidated net sales	$6,675	$6,309	$22,395	$21,145
Fixed costs as a percent of sales	43.8%	44.7%	39.8%	41.2%

(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)	See Schedule B for detail of Significant Items.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts )
SCHEDULE D (continued)
Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended
	December 31,
		2006
	2007 Outlook	Actual
Earnings per share — excluding Significant Items	$3.15 to $3.20	$2.88
Significant Items included in EPS:
Litigation related charges — Other	(0.03)	—
Litigation related charges — Performance Materials	(0.06)	—
Restructuring charges —
Agriculture & Nutrition	—	(0.13)
Coatings & Color Technologies	—	(0.10)
American Jobs Creation Act	—	0.02
Hurricane related items	—	0.10
Asbestos insurance recovery	—	0.04
Asset impairment — Safety & Protection	—	(0.03)
Sales terms and expense accrual changes	—	(0.04)
Corporate tax-related items	—	0.64

Net (charge)/benefit for Significant Items	(0.09)	0.50

Reported EPS	$3.06 to $3.11	$3.38

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Income before income taxes and minority interests	$630	$636	$3,250	$2,941
Add: Significant Items — (benefit)/charge	40	(50)	92	78
Net exchange losses / (gains)	30	3	50	(5)

Income before income taxes, Significant Items, exchange gains/losses and minority interests	$700	$589	$3,392	$3,014

Provision for income taxes	$102	$151	$802	$661
Add: Tax (expense)/benefit on Significant Items	14	(17)	14	92
Tax benefit/(expense) on exchange gains/losses	38	(4)	33	(24)

Provision for income taxes, excluding taxes on Significant Items and exchange gains	$154	$130	$849	$729

Effective income tax rate	16.2%	23.7%	24.7%	22.5%
Base income tax rate	22.0%	22.1%	25.0%	24.2%

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Reconciliation of Percentage Change in Sales to Percentage Change in Sales Excluding Portfolio Changes for Three Months Ended September 30, 2007

			Change in
		Less:	Consolidated Sales
	Change in	Portfolio	Excluding Portfolio
	Consolidated Sales	Changes (1)	Changes
U.S.	(2)%	(1)%	(1)%
Europe	9	(2)	11
Asia Pacific	5	(2)	7
Canada & Latin America	22	—	22
Total Consolidated Sales	6%	(1)%	7%

		Less:	Change in Segment
	Change in Segment	Portfolio	Sales Excluding
	Sales	Changes (1)	Portfolio Changes
Agriculture & Nutrition	21%	—%	21%
Coatings & Color Technologies	2	(1)	3
Electronic & Communication Technologies	5	—	5
Performance Materials	6	1	5
Safety & Protection	2%	(4)%	6%

(1)	Portfolio changes are historically included in percentage changes due to volume.